Exhibit 99.1

CONFIDENTIAL

ObsEva Announces Strategic Reorganization to Consolidate Operations in Switzerland

Ad hoc announcement pursuant to Art. 53 LR of the SIX Swiss Exchange

GENEVA, Switzerland – February 24, 2023 – ObsEva SA (NASDAQ: OBSV; SIX: OBSN), a biopharmaceutical company developing and commercializing novel therapies for women’s health, today announced a strategic reorganization that will consolidate operations in Switzerland so as to preserve cash, focus resources towards the development of nolasiban, a novel, oral oxytocin receptor agonist to improve in vitro fertilization success rates, and manage its out-licensed programs. As part of the reorganization, the Company is downsizing its US-based Executive Management team and will similarly propose a reduced Board of Directors at the next Annual General Meeting. Additionally, ObsEva is retiring its convertible debt, is expecting to be delisted from Nasdaq, and intends to deregister from the US Securities and Exchange Commission (“SEC”), while maintaining its current listing on SIX Swiss Exchange.

“On behalf of the Board of Directors, I extend my sincere gratitude to Brian and the rest of the departing executive team for their leadership and contributions to ObsEva, and to all our departing employees for their efforts on behalf of the Company,” said Annette Clancy, Chairwoman of the Board of Directors. “The Board believes we are better positioned to deliver shareholder value following these difficult reorganization decisions. We look forward to strengthening the company by continuing the clinical development of nolasiban and with the future development of our out-licensed programs. We intend to initiate a Phase 1b trial for nolasiban in the second half of 2023 as we remain committed to our mandate of improving women’s health.”

Board of Directors and Management Changes

In connection with the reorganization, ObsEva’s Chairwoman, Annette Clancy, and Board members Brian O’Callaghan, Stephanie Brown, Anne VanLent, and Ed Mathers will not stand for re-election at the Company’s upcoming annual general meeting of shareholders. It is intended that ObsEva’s Founder, Dr. Ernest Loumaye, will be nominated as Board Chairman along with the nomination of Catarina Edfjäll as Board member.

Brian O’Callaghan stepped down as Chief Executive Officer effective February 23, 2023, with Will Brown, current Chief Financial Officer, appointed as Interim Chief Executive Officer, while also retaining the title of Chief Financial Officer. Additionally, Clive Bertram, Chief Commercial Officer, Brandi Howard, Chief Clinical Officer, and Luigi Marro, Chief Transformation Officer also departed the Company effective February 23, 2023. The Company has initiated a search for a permanent Chief Executive Officer to be based in Geneva, Switzerland.

The reorganization is expected to provide annual compensation savings of approximately $3.5 million.

Extinguishment of Convertible Debt

ObsEva has also negotiated the early retirement of $6.5 million in debt that represent amounts owed to certain funds and accounts managed by JGB Management, Inc. (“JGB”) pursuant to the Company’s Securities Purchase Agreement with JGB.

CONFIDENTIAL

Under the terms of the early retirement, ObsEva and JGB agreed to apply $6.5 million previously held as collateral in a control account against the outstanding convertible notes on a pro rata basis, with JGB waiving a $1.1 million prepayment penalty in exchange for approximately $566 thousand in cash and $250,000 in the form of approximately 1.5 million common shares.

Delisting from the Nasdaq Capital Market

ObsEva has also notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s inability to comply with Listing Rule 5450(a)(1) because the bid price of ObsEva’s common shares was not at least $1.00 per share for ten consecutive business days since receiving the non-compliance notice on September 12, 2022. ObsEva had until March 13, 2023 to regain compliance with the minimum bid price requirement. Upon delisting of ObsEva’s common shares from the Nasdaq Capital Market, the Company intends to deregister with the SEC to suspend its obligation to file periodic reports under the Securities Exchange Act of 1934, as amended, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, once certain conditions to deregistration are satisfied, including the Company having fewer than 300 record holders of its common shares. The Company expects the Nasdaq delisting and SEC deregistration to contribute to lower general and administrative costs in the future.

ObsEva intends to maintain its SIX Swiss Exchange listing and to continue to trade under the ticker symbol OBSN.

About Nolasiban

Nolasiban is a novel, oral oxytocin receptor antagonist being developed to improve clinical pregnancy and live birth rates in women undergoing embryo transfer following in vitro fertilization, a significant unmet need.

ObsEva retains worldwide, exclusive, commercial rights for nolasiban, except for the People’s Republic of China where it has been sub-licensed to Yuyuan. Under the sublicense agreement with Yuyuan for nolasiban, ObsEva is entitled to receive aggregate milestone payments of up to $17 million upon the achievement of specified development, regulatory, and first sales milestones, and aggregate milestone payments of up to $115 million upon the achievement of additional, tiered sales milestones. In addition, Yuyuan has agreed to pay tiered royalties on net sales at percentages ranging from high-single digit to low-double digits.

About Ebopiprant

Ebopiprant is an investigational, orally active, selective prostaglandin F2a (PGF2a) receptor antagonist being evaluated as a potential treatment for preterm labor by reducing inflammation and uterine contractions inlicensed from Merck KGaA. In July 2021, ObsEva granted a license to Organon for the global development, manufacturing, and commercial rights to Ebopiprant.

ObsEva sold and assigned all its rights to Ebopiprant to XOMA Corporation (XOMA) in November 2022, including the Company’s license agreements with Organon and Merck KGaA, Darmstadt, Germany, and the intellectual property estate. The Company received $15 million in upfront proceeds and is eligible to receive up to $98 million upon the achievement of certain development and regulatory milestones and sales milestones under the license agreement with Organon.

CONFIDENTIAL

About ObsEva

ObsEva is a biopharmaceutical company developing novel therapies to improve women’s reproductive health and pregnancy. ObsEva has established a development program focused on improving in vitro fertilization success rates. ObsEva is listed on the Nasdaq Capital Market and is traded under the ticker symbol “OBSV” and on the SIX Swiss Exchange where it is traded under the ticker symbol “OBSN”. For more information, please visit www.ObsEva.com

Cautionary Note Regarding Forward Looking Statements of ObsEva SA

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on ObsEva’s current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding ObsEva’s plans for the future development of nolasiban; the plan to downsize the Board of Directors; the expectations regarding extinguishment of outstanding convertible debt with JGB, delisting from Nasdaq and deregistration from the SEC; maintaining ObsEva’s SIX listing and expectations regarding the impact of such strategic decisions on ObsEva’s operations and financial condition. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include, without limitation, uncertainties in ObsEva’s ability to successfully reorganize its operations; ObsEva’s ability to recognize the anticipated benefits of the reorganization, which may be affected by, among other things, the ability of ObsEva to maintain relationships with its partners and attract and retain management and key employees; uncertainties in ObsEva’s ability to regain compliance with the continued listing rules of Nasdaq and the effect of a potential delisting from Nasdaq for ObsEva’s securities; the ability of ObsEva to maintain its SIX listing; the expenses and time that a delisting from Nasdaq and deregistration from the SEC may require; inherent risks and uncertainties associated with the conduct of clinical trials and clinical development, including the risk that the results of earlier clinical trials may not be predictive of the results of later stage clinical trials; ObsEva’s reliance on third parties over which it may not always have full control, and the capabilities of such third parties; the impact of the ongoing novel coronavirus outbreak and other economic or geopolitical events; and other risks and uncertainties that are described in the Risk Factors section of ObsEva’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on March 10, 2022, in the Reports on Form 6-K filed with the SEC on May 17, 2022, August 17, 2022 and December 1, 2022 and other filings ObsEva makes with the SEC. These documents are available on the Investors page of ObsEva’s website at http://www.ObsEva.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to ObsEva as of the date of this release, and ObsEva assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

CEO Office contact

Shauna Dillon

shauna.dillon@obseva.ch

+41 22 552 1550

CONFIDENTIAL

Investor Contact

Will Brown

will.brown@obseva.com

+1 (334) 313-2319

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